UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange At of 1934


                          Date of Report: July 22, 2002


                  STRATEGIC INTERNET INVESTMENTS, INCORPORATED
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            33-28188                    84-1116458
--------                            --------                    ----------
(State or other jurisdiction   (Commission File Number        (IRS Employer
of incorporation)                                            Identification No.)


Suite 450 - 650 West Georgia Street, Vancouver, B.C. Canada V6B 4N8

Registrant's telephone number, including area code: (604) 684-8662


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Item 1.     Changes in Control of Registrant
            --------------------------------

            None

Item 2.     Acquisition or Disposition of Assets
            ------------------------------------

            None

Item 3.     Bankruptcy or Receivership
            --------------------------

            None

Item 4.     Changes in Registrant's Certifying Accountant
            ---------------------------------------------

            None

Item 5.     Other Events
            ------------

            On July 1, 2002 the Board of Directors of the Company abandoned the Employee Stock Option Plan established in 2000 and adopted a 2002 Stock Award Plan. This Stock Award Plan is offered to directors, officers and selected key employees and provides both for the direct award or sale of shares and for the grant of options to purchase shares. The full details of this Stock Award Plan were incorporated in a Registration Statement filed under Form S-8 of The Securities Act of 1933 on July 11, 2002 and are shown as Exhibit 10.7 to this Form S-8 filing.

            On July 12, 2002, the Company entered into a Promotional and Capital Funding Agreement with Crescent Fund, Inc., a Texas corporation whose office is located on Wall Street in New York, N.Y. Crescent Fund, Inc. is a management consulting firm with expertise in the area of capital funding and institutional investor relations. Crescent Fund will be acting as an investment banking and capital funding liaison and consultant to the Company for the purpose of securing working capital financing and to provide media and institutional public and investor relations services. The term of the agreement is six months. As compensation, the Company has agreed to issue to Crescent Fund, Inc. a total of 500,000 restricted common shares with registration rights to be released pro-rata based on the levels of capital funding achieved or the trading activity of the Company's shares. The Company will also compensate Crescent Fund, Inc. in the form of a success fee of 7 percent, in cash, based on the amount of capital funding raised or, in the event of a merger or acquisition, the capitalized value of shares issued. Crescent Fund, Inc. will also be reimbursed for any approved expenses related to the services provided.

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            On July 10, 2002 the Company entered into a Letter Agreement with
            Star Leisure & Entertainment Inc., of Vancouver, British Columbia, to purchase 80% of the outstanding share capital of Gulf Star World Development W.L.L., a company incorporated in the Kingdom of Bahrain. Gulf Star World owns 100% of the rights to develop the planned Dream Island Leisure and Entertainment Resort located on the north coast of Bahrain at Manama City, and is owned 80% by Star Leisure and 20% by Jzala Investment Group, a Saudi Arabian corporation - ( Reference is made to the Company's News Release #2-02 issued on July 12, 2002). The Company has agreed to purchase the 80% interest in Gulf Star by issuing to Star Leisure, into escrow, a total of five million common shares to be release out of escrow over the three year period of construction based upon certain progress criterion being met.


Item 6.     Resignation and Appointment of Directors
            ----------------------------------------

            The Company accepted the resignation of Mario Aiello as a Director of the Company on July 3, 2002. The Board of Directors currently consists of two Directors, Ralph Shearing, President and Abbas Salih, CEO. The Board will be seeking to fill the vacancy created by the resignation of Mr. Aiello at the earliest opportunity.

Item 7.     Financial Statements, Pro Forma Financials & Exhibits
            -----------------------------------------------------

            None

Item 8.     Change in Fiscal Year
            ---------------------

            None

Item 9.     Regulation FD Disclosure
            ------------------------

            None


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 15, 2002                 STRATEGIC INTERNET INVESTMENTS, INCORPORATED



                                    /s/ Ralph Shearing

                                    Ralph Shearing
                                    President

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